Exhibit 10.14.1

July 17, 2007
To:      Schweitzer-Mauduit International, Inc. Lender Group
From:  Jennifer Zhang
Re:      Notice of Effectiveness
Ladies and Gentlemen:
This letter is to inform you that we have received 100% consent from the lenders participating in the Credit Agreement, dated as of July 31, 2006, among Schweitzer-Mauduit International, Inc., Schweitzer-Mauduit France S.A.R.L and Schweitzer-Mauduit Enterprises S.A.S, certain financial institutions listed therein and Societe Generale, as Administrative Agent (the “Facility”) agreeing to extend the maturity date of the Facility to July 31, 2012.
Should you have any questions, please call Jennifer Zhang at (212) 278-6026.
Societe Generale
1221 Avenue of the Americas
New York, NY 10020